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                                                                      Exhibit 21

                        SUBSIDIARIES OF PENTON MEDIA INC.


1. Internet World Media, Inc., a Delaware corporation, and its wholly-owned subsidiaries:

   A. Penton Business Media London Limited, a United Kingdom corporation, and its wholly-owned subsidiary:

      a. Penton Media Ireland Limited, an Ireland corporation (75% owned by Penton Business Media London Limited);

2. Penton Media Australia Pty. Limited, an Australian corporation.

3. New Hope International Media Limited, a United Kingdom corporation.

4. Penton Media Holdings Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:

   A. Service Exhibitions Limited, a United Kingdom corporation;

   B. Equity Information Exchange Limited, a United Kingdom corporation;

   C. Service Management Publications Ltd., a United Kingdom corporation;

   D. Penton Media Europe Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:

      a. Lightspeed Integrated Media Limited, a United Kingdom corporation;

      b. Conarch IT Ltd., a United Kingdom corporation (50% owned by Penton Media Europe Limited);

      c. Hillgate Communications Limited, a United Kingdom corporation, and its wholly-owned subsidiary:

         (1) Hillgate Custom Publishing Limited, a United Kingdom corporation;

      d. Penton Media International Limited, a United Kingdom corporation, and its subsidiary, 60% owned by Penton Media International Limited:

         (1) Penton Media Spain S.A., a Spain corporation.


5. Duke Investments, Inc, a Colorado corporation, and its wholly-owned subsidiary:

   A. Duke Communications International, Inc., a Colorado corporation, and its wholly owned subsidiary:

      a. Penton Communications Europe Limited a United Kingdom corporation.

6. Penton Media, S. de R.L. de C.V. (99% Penton Media, Inc. and 1% Internet World Media, Inc.), a Mexico corporation.

7. Penton Media Asia Limited (65% Penton Media, Inc. and 35% Internet World Media, Inc.), a Hong Kong corporation.

8. Penton Media France (SAS), a France corporation (50% Penton Media, Inc.).